Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT dated December 19, 2005 ("Agreement"), by and among Modern Technology Corporation, a corporation organized and existing under the laws of Nevada ("Buyer") and located at 1420 N Lamar Blvd, Oxford MS 38655, and David Weiss and Andrew Perlmutter ("Sellers")

W I T N E S S E T H:

WHEREAS, Buyer wishes to buy and the Sellers wishes to sell to Buyer, on the terms and for the consideration hereinafter provided, the capital stock of InMarketing Group, Inc, a corporation organized and existing under the laws of New Jersey ("Company") and located at 65 Ramapo Valley Rd, Suite 9, Mahwah, NJ 07430, which will represent fifty-one percent (51%) of the issued and outstanding capital stock of the Company, with an option to purchase an additional forty-nine percent (49%) of the issued and outstanding stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer and Sellers hereby agree as follows:

1. PURCHASE OF COMPANY COMMON STOCK.

1.1 Sale of Common Stock. Upon the terms and subject to the provisions of this Agreement, the Sellers agrees that it will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, 51 shares of duly and validly issued, fully paid and non-assessable, common stock (collectively, "Purchased Stock") of the Company owned by the Sellers.

1.2 Consideration for Sale and Transfer of the Purchased Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Sellers herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Sellers a purchase price for the Purchased Stock of $1,000,000 in cash and $1,210,000 in the form of a Series B Convertible Preferred Stock ("Convertible Preferred Stock") (the purchase price for the Purchased Stock is hereinafter referred to as the "Stock Purchase Price"). The terms of the Convertible Preferred Stock shall be defined in Section 2.4 below.

1.3 Option to Purchase Balance of Issued and Outstanding Stock of the Company. At any time beginning on December 19, 2005, and for a period of two (2) years thereafter, Buyer shall have the option to purchase the remaining forty-nine percent (49%) of the issued and outstanding stock of the Company ("Remaining Stock") from the Sellers at a price as determined pursuant to Section 2.5 below. Unless and until the Buyer waives its right to purchase the Remaining Stock, the Sellers warrant and agree not to sell, transfer, assign, pledge or hypothecate their interest, in whole or in part, in the Remaining Stock.

1.4 Stock Held in Escrow. The Purchased Stock, and any Remaining Stock purchased by the Buyer, shall remain in escrow with James B. Parsons, attorney at law, or other outside legal counsel designated by Buyer, until the balance of the Stock Purchase Price has been paid in full. At the time all of the Convertible Preferred Stock has been converted to common shares or to a debt, the Purchase Stock and any Remaining Stock held by the escrow agent shall be delivered to the Buyer.

2. THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1 Closing. The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at Oxford, Mississippi on December 19, 2005 (or on such other time and date as the parties may agree). The time and date of the Closing is hereinafter called the "Closing Date."

2.2 Payment of Stock Purchase Price. At the Closing, the Buyer shall deliver the Stock Purchase Price in the form of cash and Convertible Preferred Stock to the Sellers at the location designated by Sellers.

2.3 Transfer of Purchased Stock. At the Closing, the Sellers shall transfer to Buyer, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever. Said transfer shall be effected by delivery to Buyer of the stock certificates, or certification of the President of the Company that the stock of the Company has been surrendered and reissued into the name of the Buyer. If a stock certificate is not delivered to Buyer, then Sellers shall also deliver an opinion of counsel that the transfer of the certificates to Buyer from Sellers is complete under the laws of New Jersey. If any Sellers shall fail or refuse to deliver any of the Purchased Stock, or any stock certificate or closing certificate or document required to be delivered by that Sellers, at the Closing as provided herein, such default shall not relieve any other Sellers of his obligations to comply fully with this Agreement, and the Buyer, at its option and without prejudice to its rights against any such defaulting Sellers, may (a) acquire only the Purchased Stock which have been delivered to it, or (b) refuse to acquire any Purchased Stock and thereby terminate all of its obligations hereunder to the Sellers, by delivery of written notice of termination and with no liability of the Buyer. The Sellers acknowledges that the Purchased Stock is unique and not otherwise available, and agree that, in addition to any other available remedies; Buyer may seek any equitable remedies to enforce performance by the Sellers hereunder, including, without limitation, an action for specific performance.

2.4 Terms of Convertible Preferred Stock. At Closing, the Buyer shall convey to Sellers each a Convertible Preferred Stock in the amount of $605,000 for a total consideration of $1,210,000,000. Each share of Convertible Preferred Stock shall have the right to convert into Common Stock of Modern Technology Corp on a reasonable schedule and on reasonable terms and limits, as defined by the Convertible Preferred Stock instrument, to be issued by Buyer at Closing.

2.5 Determination of Option Price. Buyer can elect to purchase the Remaining Stock by providing written notice to Sellers of Buyer's intention to so purchase. Once notice has been given, Buyer and Sellers each will have ten (10) days to provide the other with the name of a Certified Public Accountant ("CPA"). .

Upon receiving notification of the names of the respective CPAs, the two CPAs shall nominate a third CPA ("Third CPA"). Sellers will make all of the financial records of the Company available to the Third CPA. The Third CPA shall produce a written appraisal of the value of the Remaining Stock within thirty (30) days of being selected. The value produced by the Third CPA shall be the purchase price for the Remaining Stock, The Buyer shall have thirty (30) days from receipt of the appraisal of the third CPA to pay the purchase price for the Remaining Stock to the Sellers, at which time the Sellers shall transfer, sell and assign their respective interests in the Remaining Stock to the Buyer.

Notwithstanding anything to the contrary herein, in no event shall the purchase price of the remaining Stock be less than two million two hundred ten thousand dollars ($2,210,000).

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Sellers hereby represent, warrants, warrant and agrees, as of the date hereof and as of the date of the Closing as follows:

3.1 Organization and Qualification of Company. The Company is duly organized, validly existing and in good standing under the laws of New Jersey. The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Company is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

The minute books of the Company are current and contain correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all stockholders. The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the outstanding shares of the Company's capital stock since the date of its incorporation.

3.2 Authority of Company and the Sellers. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of such of Sellers as are parties thereto and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Sellers or the Company have been duly authorized by all necessary action of Sellers and, with respect to Company, are within Company's corporate powers, and will not:

(i) result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company under any indenture or loan or credit agreement of any of the Sellers or the Company, or any other agreement, lease or instrument to which any of the Sellers or the Company is a party or by which the property of any of the Sellers or the Company is bound or affected;

(ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company;

(iii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to any of the Sellers or the Purchased Stock;

(iv) violate any provisions of the Certificate of Incorporation or By-Laws of the Company.

3.4 Capitalization. The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non-assessable. The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are no other equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company. The Company has no capital stock of any class authorized or outstanding except as identified herein. The Purchased Stock represents fifty-one percent (51%) of the issued and outstanding capital stock of the Company.

3.5 Valid Title to Purchased Stock. The Sellers will deliver to Buyer, valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever. Each Seller, as to himself only, represents and warrants that he has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by him and the consummation and performance of the transactions contemplated hereby by him are and will be the legal, valid and binding obligation of such Seller, enforceable against him in accordance with their terms.

3.7 Conduct of the Business. The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or adversely affect: (i) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all respects in the same manner as such business has been conducted by it. Company has all properties and rights necessary to conduct the business and operations of the Company in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof.

3.8 Certificate of Incorporation. The Certificate of Incorporation of the Company and all amendments thereto to the Articles have been validly adopted by the stockholders and directors of the Company and the Certificate of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.9 Bylaws. The Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.10 Shareholders. The Company has no stockholders other than the Sellers.

3.11 Disclosure. No representation or warranty in this and no statement contained elsewhere in this Agreement or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading. There is no fact, which materially and adversely affects, or, to the best of Sellers' knowledge, in the future may materially and adversely affects, the condition of the Company which has not been set forth herein.

4. REPRESENTATIONS AND WARRANTIES BY BUYER. As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Nevada. Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.

4.2 Authority of Buyer. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii) violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or

(iv) except as set forth in Schedule 3.2 require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3 Governmental Approvals. The requisite consents, authorizations, licenses, permits, orders, certificates and approvals, if any, of governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval may be necessary for Buyer to consummate the transactions contemplated by this Agreement will be requested immediately following the signature of this Agreement.

4.5 Disclosure. No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Sellers pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.6 Purchase for Investment. Buyer hereby represents and warrants to each Sellers that Purchaser is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws. Buyer understands that the Purchased Stock have not been registered under the Purchased Stock Act or the State Laws, by reason of their sale to the Sellers in transactions exempt from registration; and, that the Purchased Stock must be held by Purchaser indefinitely unless a subsequent disposition thereof is registered under the Purchased Stock Act and the State Laws or is exempt from registration.

Buyer represents and warrants to the Sellers that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Purchased Stock Act of 1933.

4.7 Filings Current. Buyer hereby represents and warrants that it is current with all of its filings with the Securities and Exchange Commission ("SEC"), and with all state and local laws in the jurisdiction in which it conducts business.

4.8 Sufficient Cash. Buyer hereby represents and warrants that it has sufficient cash reserves to pay the Stock Purchase Price.

4.9 Review of Financial and SEC filings. Buyer agrees that any press release or Form 8-K, to be filed with the SEC, which names or involves the Company or the Sellers, will be provided to the Sellers in writing prior to release and publication, and Buyer will not publish any such press release or file any such 8-K until and unless Sellers agree in writing to such press release or filing. In addition, Buyer agrees to provide a draft copy of any Form 10-Q, 10-QSB, 10-K or 10-KSB to the Sellers prior to filing. Sellers agree to provide written comments, if any, to the Buyer or the Buyer's designated agent within two (2) days of delivery of the draft copy to Sellers.

5. COVENANTS OF THE SELLERS.

The Sellers covenant and agree as follows throughout the period from the date hereof through and including the Closing:

5.1 Restrictions. Sellers, jointly and severally shall cause the Company to conduct the business and operations in which it is engaged only in the ordinary course and in accordance with sound business practices in substantially the manner in which such business and operations have been previously conducted and, furthermore, without limiting the generality of the foregoing, Sellers shall cause the Company to not (except with the prior written consent of the Buyer):

(a) Redeem, purchase, repurchase or retire any of the capital stock of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of the Company;

(b) Make or permit any material change in or cease in whole or in significant part its present business;

(c) Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, know-how, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d) Make any change in the Certificate of Incorporation or Bylaws of the Company;

(e) Make any change in the authorized or issued and outstanding capital stock of the Company including any changes involving treasury shares;

(f) Grant any options or rights to purchase any securities of the Company;

(g) Effect any dissolution, winding up, liquidation or termination of the business of the Company;

5.2 Notice of Breach. To the extent Sellers obtain actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Sellers shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Sellers' control.

5.3 Access. Upon seventy-two hours written notice, Sellers will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents in the Company's and Sellers' custody, care or control and to have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that except as required by audit requirements set forth by the Company's independent auditors, Buyer shall not contact the Company's customers or suppliers without the prior written consent of Sellers until the Stock Purchase Price has been paid in full and the Buyer has purchased all of the Remaining Shares..

5.4 Authorization from Others. Sellers shall use their reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5 Consummation of Agreement. Sellers shall use their reasonable efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7 Business Intact; Relationships with Customers and Suppliers. Sellers shall use their best efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6. COVENANTS OF SELLERS AND BUYER.

6.1 Regulatory Filings. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency. Buyer and Sellers each agree to timely file any information reports, applications or notices required to be filed in connection with the transactions contemplated by this Agreement.

6.2 Consummation of Agreement. Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3 Authorization From Others. Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

6.4 Restrictions. Buyer agrees that it will not interfere with the operations of the Company, or otherwise make demands upon the Sellers or the Company other than in the normal course of business operations (i.e., request financial reports of sales and expenses on a quarterly or monthly basis, or verification of financial information in the course of an audit of the Buyer) unless and until it has purchased one hundred percent (100%) of the Purchased Stock and Remaining Stock. Sellers will continue to manage the Company in their sole discretion, and make all financial decisions regarding the Company until the Buyer has purchased one hundred percent (100%) of the Purchased Stock and Remaining Stock.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Sellers set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Sellers and dated as of the Closing Date, in form satisfactory to Buyer. The representations and warranties of the Sellers shall survive for a period of one (1) year from the Closing Date.

7.2 Performance of Covenants. Sellers shall have performed all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Sellers and dated as of the Closing Date, in form satisfactory to Buyer.

7.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8. CONDITIONS PRECEDENT SELLERS' OBLIGATION TO CLOSE.

The obligation of Sellers to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Sellers, of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Sellers shall have received a certificate to such effect, executed by the Chairman or any Director of Buyer and dated as of the Closing Date, in form satisfactory to the Sellers.

8.2 Performance of Covenants. Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Sellers shall have received a certificate to such effect, executed by the Chairman or any Director of the Buyer and dated as of the Closing Date, in form satisfactory to Sellers.

8.3 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Sellers shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the Secretary of Buyer.

8.4 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5 Delivery of Certificates and Documents to Sellers. The Buyer shall have delivered, or cause to be delivered, to the Sellers certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

9. TERMINATION OF AGREEMENT.

9.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated (i) by the consent of the Buyer and Sellers, (ii) by Sellers if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (iii) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Sellers in their representations, warranties and covenants set forth herein, (iv) by the Sellers if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (v) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2 Effect of Termination. If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

9.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Sellers, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4 Notice of Breach. To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Sellers in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

9.5 Notice of Breach After Closing; Remedies.

(a) In the event that Buyer fails to file its periodic reports (Forms 10-Q or 10-QSB and Forms 10-K or 10-KSB only) with the Securities and Exchange Commission, and the Rules of the Over-the-Counter Bulletin Board (OTCBB) or any exchange on which the Buyer's stock is traded allow for the Buyer to be delisted from the OTCBB or exchange because of such delinquent filings, it shall constitute a breach after Closing ("Breach After Closing"). Sellers have the right and notify the Buyer of a Notice of Breach After Closing, and shall have the remedies set forth in Section 9.5(d) below. In no event shall the delisting of the Buyer from any exchange due to the price of the common stock be considered a Breach After Closing..

(b) If the Sellers, on two separate occasions, after electing to convert the Convertible Preferred Stock, in whole or in part, and reselling the shares of common stock converted, do not receive the value of Convertible Preferred Stock (e.g., if the Sellers convert $100,000 worth of Convertible Preferred Stock into shares of common stock, and upon resale of all of the common stock received in the conversion, receive less than $100,000), the Sellers may notify the Buyer of a Notice of Breach After Closing. In order to be eligible to notify the Buyer of a Notice of Breach After Closing pursuant to this Section 9.5(b), the Sellers must have sold all of the common stock received pursuant to a conversion of Convertible Preferred Stock within ten (10) days of receipt of the common stock.

(c) If Sellers shall have directly or indirectly engaged in the short sale of any of the common stock of Buyer within sixty (60) prior or thirty (30) days subsequent to a conversion of Convertible Preferred Stock, Sellers shall not have the right to notify the Buyer of a Notice of Breach After Closing pursuant to Section 9.5(b) above, and shall not have the rights pursuant to Section 9.5(b). The limitations contained in this subsection shall not affect the rights contained in Section 9.5(a) above.

(d) In the event that Sellers have the right and notify the Buyer of a Notice of Breach After Closing, Sellers may elect to receive from Buyer the pro rata portion of the Purchased Stock ("Pro Rata Amount"). The pro rata portion of Purchased Stock shall be determined by adding one million dollars ($1,000,000) to the net proceeds from the sale of any common stock received by way of a conversion of Convertible Preferred Stock, subject to the sale provisions of Section 9.4(b) above (the "Numerator"). The Stock Purchase Price shall be the denominator (the "Denominator"). The Pro Rata Amount shall be the percentage obtained by dividing the Denominator into the Numerator. Upon receipt by Buyer of a Notice of a Breach After Closing, Buyer shall transfer shares of Purchased Stock back to the Sellers (equal shares to each Seller) equal to the difference between the number of Purchased Shares and the number of shares determined by the Pro Rata Amount. Buyer shall retain any and all shares not transferred as provided in the subsection.

(e) In the event Sellers shall elect to receive shares of Purchased Stock from the Buyer under this subsection, Sellers shall return and agree to cancellation of any Convertible Preferred Stock not converted prior to a Notice of Breach After Closing, and waive any further rights to the Convertible Preferred Stock.

10. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement for a period of one year (1) as to the Sellers, and will continue indefinitely as to the Buyer.

10.2 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11. INDEMNIFICATION AND SETOFF.

11.1 Indemnification by the Sellers. The Sellers hereby agree jointly and severally, to defend, indemnify and hold Buyer, the Company and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Buyer or Company arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Sellers in this Agreement.

11.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold the Sellers and their respective employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Sellers arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

11.3 Notice; Defense of Claims. Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12. NON-DISCLOSURE COVENANTS.

12.1 Disclosure of Information. It is understood that the business of Company is of a confidential nature. Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Sellers confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries. The Sellers agree that they will never divulge or appropriate to their own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures. The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Sellers' breach of this Agreement or to information previously disclosed by Sellers or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company. Sellers represent that such confidentiality agreements are contracts between the Company and such prospective buyers and that they provide in pertinent part for inter alia: a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period after the date of execution of the confidentiality agreement.

13. MISCELLANEOUS.

13.1 Taxes. Any taxes in the nature of a sales or transfer tax, and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the consummation of any other transaction contemplated hereby shall be paid by Sellers.

13.2 Assignability. Neither this Agreement nor any rights or obligations hereunder, are assignable by Sellers or the Company. The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder. In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.4 Section Headings. The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.5 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.6 Expenses. Except as otherwise provided herein, the Buyer and Sellers shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement. Buyer agrees to pay for the cost for a SEC-compliant financial audit of the Company as required pursuant to Item 310 of Regulation SB. Buyer agrees to pay one-half (1/2) the cost of Sellers' reasonable attorney fees. Sellers and Buyers each acknowledge that they may be obligated to pay a commission upon the Closing of this transaction, and that each party is responsible for their respective commission(s). Each party agrees to indemnify and hold the other party harmless from any commission to which a party may be obligated.

13.7 Notices. Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses set forth at the beginning of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey.

13.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10 Validity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11 Execution Capacity of Sellers. Each of the Sellers hereby acknowledge that their execution of this Agreement as provided below, whether personally or through their attorney-in-fact, shall be in their individual capacities as well as in their capacities as shareholders of the Company.

13.12 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

13.13 Approval of Board of Directors of Buyer. Buyer represents that it has two (2) members of the Board of Directors, both of whom have had an opportunity to review this Agreement and approve the terms herein, as well as the other documents and agreements referenced herein.

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

AS TO BUYER:

MODERN TECHNOLOGY CORPORATION

By: ANTHONY WELCH, CHAIRMAN

Signature: /s/ Anthony Welch

AS TO SELLERS:

Name: ANDREW PERLMUTTER

Signature: /s/ Andrew Perlmutter

Name: DAVID WEISS

Signature: /s/ David Weiss